                                  EXHIBIT 21

                  SUBSIDIARIES OF THE STRIDE RITE CORPORATION

      The subsidiaries of the Registrant, all of which are wholly owned by the Registrant except for PSR Footwear Company Limited (49.5% owned), are listed below:

                                                   Place of Incorporation
                                                   ----------------------
       Stride Rite Children's Group, Inc..........     Massachusetts
       Stride Rite International Corp.............     Massachusetts
       Stride Rite Sourcing International, Inc....     Massachusetts
       Sperry Top-Sider, Inc......................     Massachusetts
       The Keds Corporation.......................     Massachusetts
       SR/Ecom, Inc...............................     Massachusetts
       Tommy Hilfiger Footwear, Inc...............     Massachusetts
       Stride Rite Investment Corporation.........     Massachusetts
       Stride Rite Manufacturing of Missouri, Inc.     Missouri
       SRR, Inc...................................     Delaware
       SR Holdings Inc............................     Delaware
       SRL, Inc...................................     Delaware
       Stride Rite Canada Limited.................     Canada
       Stride Rite de Mexico, S.A. de C.V.........     Mexico
       PSR Footwear Company Limited...............     Thailand